Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of DWS Institutional Funds on Form N-14 (No. 333-178569) (“Registration Statement”) of our reports dated April 15, 2011, relating to the financial statements and financial highlights which appear in the February 28, 2011 Annual Report to Shareholders of DWS S&P 500 Plus Fund, and dated February 24, 2012, relating to the financial statements and financial highlights which appear in the December 31, 2011 Annual Report to Shareholders of DWS S&P 500 Index Fund, which are also contained in and/or incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm (“Auditor”)” and in Appendix B “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties”, both in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 5, 2012